                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Irwin Financial Corporation and IFC Capital Trust I on Form S-3, of our report dated January 16, 1996 on our audits of the consolidated financial statements and financial statement schedules of Irwin Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                                    /s/ COOPERS & LYBRAND L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
December 23, 1996